Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Immune Pharmaceuticals Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gad Berdugo, Principal Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C § 1350, as adopted pursuant to § 906 of the Sarbanes -Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gad Berdugo
Gad Berdugo
Chief Financial Officer –Executive VP Finance and Administration, Secretary
(Principal Financial Officer and Principal Accounting Officer)

May 15, 2015